Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(11,579,039)
Unrealized Gain (Loss) on Market Value of Futures	16,661,510
Dividend Income	9,095
Interest Income	23,246
ETF Transaction Fees	2,100
Total Income (Loss)	$5,116,912

Expenses
General Partner Management Fees	$64,482
Professional Fees	15,456
Brokerage Commissions	12,028
Non-interested Directors' Fees and Expenses	567
Prepaid Insurance Expense	342
Total Expenses	92,875
Expense Waiver	(15,425)
Net Expenses	$77,450
Net Income (Loss)	$5,039,462

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/16	$106,421,738
Additions (600,000 Shares)	8,026,381
Withdrawals (200,000 Shares)	(2,754,420)
Net Income (Loss)	5,039,462

Net Asset Value End of Month	$116,733,161
Net Asset Value Per Share (8,050,000 Shares)	$14.50

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612